EXHIBIT 12.01
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                      Travelers Group Inc. and Subsidiaries
                  Computation of Ratio of Earnings to Fixed Charges

                                                ALL COMPANIES CONSOLIDATED
                                                 (In millions of dollars)

                                                                             Year Ended December 31,
                                                   ------------------------------------------------------------------------
                                                         1995             1994          1993          1992         1991
---------------------------------------------------------------------------------------------------------------------------
Income from continuing operations
  before income taxes, minority
  interests and cumulative effect of
  accounting changes  . . . . . . . . . . . . .       $2,521            $1,874        $1,523       $1,188       $  791

Elimination of undistributed
  equity earnings . . . . . . . . . . . . . . .            -                 -          (116)         (26)          (5)

Pre-tax minority interest . . . . . . . . . . .            -                 -           (32)           -            -

Add:
  Interest  . . . . . . . . . . . . . . . . . .        1,956             1,284           707          674          876
  Interest portion of rentals . . . . . . . . .          104               134            61           38           46
                                                       -----             -----         -----        -----        -----

Income available for fixed charges  . . . . . .       $4,581            $3,292        $2,143       $1,874       $1,708
                                                       =====             =====         =====        =====        =====
Fixed charges:
  Interest  . . . . . . . . . . . . . . . . . .       $1,956           $1,284          $  707      $  674         $876
  Interest portion of rentals . . . . . . . . .          104              134              61          38           46
                                                       -----            -----           -----       -----        -----

Fixed charges . . . . . . . . . . . . . . . . .       $2,060           $1,418          $  768       $  712      $  922
                                                       =====            =====           =====        =====       =====

Ratio of earnings to fixed charges                      2.22x            2.32x           2.79x        2.63x       1.85x
                                                        ====             ====            ====         ====        ====
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